Special Limited Power Of Attorney

The undersigned, Michael Larson, pursuant to lawfully granted authority by the Co-Trustees (the "Co-Trustees") of the Bill & Melinda Gates Foundation Trust (the "Trust") hereby appoints Alan Heuberger with full power to act as attorney-in-fact, on behalf of the Co-Trustees and in the Co-Trustees' name, place and stead, to execute, acknowledge, deliver and/or file, any documents or filings and any amendments thereto made by or on behalf of the Trust or the Co-Trustees in respect of any securities or other investments held by the Trust, directly, indirectly or beneficially, with the Securities and Exchange Commission, including, without limitation: (i) Schedules 13D ,13G and 13F pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Act") and
(ii) Forms 3, 4 and 5 pursuant to Section 16 of the Act. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity, is not assuming any of the Trust's or the Co-Trustees' responsibilities to comply with such laws.

       This Special Limited Power of Attorney shall remain in full force and effect with respect to the foregoing attorney-in-fact until withdrawn by the undersigned or the Co-Trustees of the Trust by written notice to such attorney-in-fact.

       Nothing herein is intended to destroy or alter the rights of the undersigned to also act as attorney-in-fact for the Trust or the Co-Trustees of the Trust under any Power of Attorney separately granted to the undersigned by the Trust or the Co-Trustees of the Trust.

       IN WITNESS WHEREOF, the undersigned has caused this Special Limited Power of Attorney to be executed as of this 12th day of August, 2008.


      				_/s/ Michael Larson__________________________
      Michael Larson
State of Washington	)
				) ss
County of King		)

	I certify that I know or have satisfactory evidence that Michael Larson is the person who appeared before me, and said person acknowledged that he signed this instrument as his free and voluntary act for the uses and purposes mentioned in the instrument.

	Dated:  August 12, 2008

						_/s/ Christine Welch_____________________
						Christine Welch
						Notary Public
						My commission expires:  2/19/2009